EXHIBIT 10.10

                                  ASP AGREEMENT

This ASP Agreement, dated , between CareerEngine, Inc. ("CareerEngine"), a New York corporation with its principal place of business at 2 World Trade Center, Suite 2112, New York, NY 10048 and ((Company)) ("((COMPANY_AKA))"), a corporation, with its principal place of business at ((Address1)), ((Address2)), ((City)) ((State)) ((PostalCode)).

WHEREAS, CareerEngine possesses a certain expertise in the creation and development of websites specializing in the provision of career services and is an ASP (Application Service Provider) offering these and related services to others ("the ASP Services");

WHEREAS, ((COMPANY_AKA)) owns and operates a website at ((WEBSITE)) (the "Website"), and wishes to avail itself of CareerEngine's ASP Services;

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.        Services.

CareerEngine shall develop a new Career Service Website for ((COMPANY_AKA)) (the " Career Website") which will contain relevant career service and recruiting information with a look and feel similar to the Website and provide ASP Services including hosting and maintaining the Career Website as stated below:

a. Surveys- creates a forum for users to express their opinions about career related issues.

b. Job Search Agent - brings job seekers back to the site by allowing them to create an agent that will notify them of new jobs as they are added to the database

c. Resume Search Agent - provide an additional value added service to clients. Recruiters will be able to fill out an agent profile, which will notify them when a candidate matching the profile submits a resume.

d. Job Search Engine - Search for jobs by keyword, location, job number, company or map

e. Resume Search Engine - Search for Resumes by keyword, location or resume number

f. Tell a friend - provides a conduit for users to notify others of the career site

g.   User Registration - Archives user information and demographics

h. Pre-Built User Reports - CareerEngine will provide reports concerning traffic to the site, activity of postings and resumes and additional reporting as requested. CareerEngine shall also provide ((COMPANY_AKA)) with monthly "Site Usage Data".

i. Quick Job Search - Interface located on toolbar to search for jobs by keyword only.

j. Featured Employer - Feature that showcases a preferred company. The showcase includes a logo on the homepage, a full size graphic, a company profile, a link to the corporate website and an isolated result set of all jobs posted by that company.

k. SQL 7 Database - a premium database utility built specifically to archive career related information.

l. Verity Indexing Service - a high-end search and retrieval technology utilizing the CareerEngine Search engine to expedite search time on large databases

m. Resume Posting Wizard - allows Job Seekers to post, edit and maintain resumes on-line.

n. Job Posting Product - allows employers to post edit and maintain job posting on-line.

o. Customer Support - CareerEngine will provide ((COMPANY_AKA)) with back line technical support for the Career Website during CareerEngine's normal support hours. ((COMPANY_AKA)) will provide end user frontline support related to the Career Website during CareerEngine's normal support hours. In addition, CareerEngine will supply ((COMPANY_AKA)) with a list of CareerEngine Personnel and telephone numbers that can be reached 24 hours a day, 7 days a wee, in order of escalation, to provide technical support related to the Career Website. Career Engine will have no other obligation to provide support relating to the Career Website.

p. Additional Features and Services - CareerEngine will provide additional features and services for an additional fee. Additional features and services are specified in Addendum A.

2.   Term.

Subject to the terms and conditions hereof, the term of this Agreement shall be for the period commencing on the date that site becomes operational as set forth in a notice by CareerEngine and ((COMPANY_AKA)) (the "Commencement Date") and shall be automatically renew for successive one-year renewal terms unless otherwise terminated by either party at least sixty (60) days notice prior to the initial term or any renewal term in writing ("Renewal Term").

3.   Prices.

Prices for the Services are stated under "Pricing" in Addendum B.

((COMPANY_AKA)) shall pay all sales, use, gross receipts, excise, occupational, access, bypass, franchise and other federal, state and local taxes, assessments, fees, charges, and surcharges, however designated, imposed on or based upon the provision, sale, purchase and/or use of the ASP Services or Products.

4.   Service.

In consideration for CareerEngine's ASP Services, ((COMPANY_AKA)) agrees to pay CareerEngine the following fees which are set forth in detail in Addendum B:

     a. Setup Fee of which fifty (50%) percent shall be paid upon the execution of this Agreement and the balance of which shall be payable on the Commencement Date

     b. A monthly hosting and maintenance fee which shall be payable on the first day of each month after the Commencement Date and/or Launch Date that this Agreement remains in effect. During the initial term (as well as the second year Renewal term), the hosting and maintenance fee as defined in Addendum B shall remain fixed. Following the second year Renewal Term, the hosting and maintenance fee shall increase in an amount, not more than 10% during each renewal year, as may be fixed by CareerEngine.

     c. If any payment is not made within thirty (30) days of delivery, a late charge shall accrue on the delinquent amount at a rate of 1.5% per month, or the maximum rate permitted by law, whichever is less. Any and all dispute claims must be submitted in writing to CareerEngine within thirty (30) days of the applicable invoice date. All dispute claims not submitted within said thirty (30) day period are deemed waived.

5.   Obligations of CareerEngine.

CareerEngine shall be responsible for providing the Services consistent with industry standards, except as provided in Addendum C. CAREERENGINE DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE.

6.   Obligations of Customer.

((COMPANY_AKA)) shall be responsible for the following and any additional obligations that may be outlined in Addendum C:

a. CareerEngine will allow ((COMPANY_AKA)) to review the site before the agreed upon launch date. This is Milestone 3 and is stated in the CareerEngine Network Proposed Project Flowchart and timeline. See

     Addendum D for details. Note: the site review by ((COMPANY_AKA)) should take place ten (10) business days before the scheduled launch date and may take up to 5 business days to review and implement. This review will only be an editorial review, which only includes text changes and "look and feel" changes. Any component development or component changes requiring further development must be surfaced at Milestone 2. see Addendum D for details. If((COMPANY_AKA)) does have additional component changes in Milestone 3, those changes will not be made until after the Launch Date. If ((COMPANY_AKA)) does not complete its editorial review within the five (5) business days allotted, the Launch date will slip accordingly. CareerEngine is not responsible for this delay.

b. CareerEngine must know within the first ten (10) days of the project launch whether ((COMPANY_AKA)) would like to mask the URL to CareerEngine's hosted career site.

     i.   CareerEngine  recommends   that((COMPANY_AKA))set  up  a  site  called
          careers.((COMPANY_AKA)).com

     ii.  CareerEngine does not support framesets for URL masking

c.   Site Information

     i. Legal pages - the legal papers on the new career site will point directly to CareerEngine Legal content

     ii.  Press     Releases    -     CareerEngine     will    link     directly
          to((COMPANY_AKA))Press releases

     iii. About Us Section - CareerEngine will link directly to((COMPANY_AKA)) About Us Section. ((COMPANY_AKA)) will provide CareerEngine with the necessary information on the About Us and CareerEngine will also insert CareerEngine's About Us content on the About Us page hosted by CareerEngine.

     iv. Home Button - CareerEngine will create a Home button to link directly to((COMPANY_AKA))Home Page.

d.   Process

     i. Attached as an Addendum D is a general overview of how CareerEngine proposes to build the site. Note: customer communication is vital to keeping the project on track and on time

     a. if CareerEngine does not receive timely (read within 24 hours) response from requests to ((COMPANY_AKA)), the project may slip beyond the launch date.

     b. Launch is contingent upon adherence to the process in Addendum D and timely response from((COMPANY_AKA))

     ii. CareerEngine will test its site and content on the two newest versions of Internet Explorer and Netscape Navigator only.

     iii. Start date will not commence until the following requirements are obtained from((COMPANY_AKA)):

     a. Completed Client Information Sheet/ Questionnaire and Credit application - this information sheet contains all pertinent contact information and technical information necessary to prepare for the site. The contact information will include those persons responsible for the technical integration of the CareerEngine career site into the site of ((WEBSITE)).

     b. Requirements. This contract contains all of the overall requirements set forth by ((COMPANY_AKA)). By executing this contract, ((COMPANY_AKA)) agrees that the above requirements and deliverables will be provided by CareerEngine. Any additional enhancements and changes will not be required by CareerEngine to deliver.

     c.   Receipt of the initial setup fee.

     iv. CareerEngine will, however, attempt to fulfill such additional requests to the best of its ability given the time and resources allowed. However, CareerEngine will not be held accountable for any additional features other than the features explicitly stated above.

     v. Launch date will be thirty-one (31) calendar days from the start date unless otherwise noted in wring, but CareerEngine should be liable if the Launch date is delayed.

e.   Post Launch

     i. Once the ((COMPANY_AKA)) career site is launched to the public, all inquiries, issues or requests with respect the operations of such site will be assigned to and should be directed to a CareerEngine Account manager.

     ii.  Additional enhancements and changes following the launch

          a. Any additional enhancements and changes after the launch which were not defined in this agreement should be directed to your account manager.

          b. CareerEngine will perform enhancements and changes on behalf of ((COMPANY_AKA)) no earlier than sixteen (16) calendar days following the launch date.

          c. Any enhancements and changes will be performed by CareerEngine at the hourly rate of $175 per hour. In addition, the enhancements may require an increase in the amount of the monthly hosting and maintenance fee in an amount to be set forth in a notice delivered by CareerEngine to ((COMPANY_AKA)). The rate is based on a four (4) hour minimum for a CareerEngine It Representative.

7.   Compliance With Laws.

((COMPANY_AKA)) shall not use or permit its end users to use the Services in any manner that violates any applicable laws or CareerEngine's use policies, infringes on the rights of others or interferes with users of the CareerEngine network or other networks, including, without limitation, distribution of chain letters or unsolicited bulk electronic mail (spamming), distribute or release computer worms and viruses, use a false identity, attempt to gain unauthorized entry to any site or network, distribute child pornography, obscenity or defamatory material, or infringe patents, copyrights, trademarks or other intellectual property rights.

8.   Termination.

     a. Notwithstanding Section B hereof either party may terminate this Agreement upon the occurrence of any of the following events by giving written notice to the other party (the Defaulting Party) not less than thirty (30) days prior to the effective date of such termination as specified in the notice: (i) any material breach by the defaulting party of this agreement, which breach remains uncured for a period of thirty (30) days after the giving notice to the Defaulting Party of its breach (ii) any voluntary or involuntary filing bankruptcy, reorganization or receivership or under similar laws for the protection of creditors, by or directed against the Defaulting Party of any of its assets for the benefit of creditors; or any liquidation or dissolution of the Defaulting Party.

     b. Upon the expiration of the term or any termination of this Agreement, all amounts owed by one party to the other party under this Agreement shall become immediately due and payable

          i. Section 13, 15, 17 and 18 shall survive the expiration of the Term or any termination of this agreement

     c. Upon the expiration of the term or any termination of this Agreement, each party agrees to promptly return to the other party, or to destroy at such other party's election all data, records and materials of such other party, if any, in its possession.

9.   Notice

All notices required to be given hereunder shall be in writing and shall be deemed given upon personally delivered to the party to be notified or by a nationally recognized courier upon proof of delivery and addressed to the party to be notified at address indicated for such party below or such other address as such party may designate by ten days advanced written notice to the other party:

                                  ((Address1))
                                  ((Address2))
                                   ((City)),((State))((PostalCode))
                                  ((WorkPhone))

                                  CareerEngine
                                  Two World Trade Center
                                  Suite 2112
                                  New York, NY  10048

10.  Force Majeure

Neither party shall have any liability for any failure or delay in performance of any of its obligations hereunder which are not within its direct or reasonable control and which is caused by any: act of God; act of a governmental or military authority or agency; fire, flood, earthquake, windstorm or other natural calamity, labor disturbance, lockout or strike; war; riot; inability to obtain labor, materials or transportation on time; telecommunications failure or interruption of service, or data/word-processing failure or interruption of service (whether of hardware, software or both) or any other cause beyond its reasonable control, whether similar or dissimilar to any of the recited events.

11.  Performance

The determination of ((COMPANY_AKA)) Career Site's uptime performance will be confined to the factors directly within the control of CareerEngine. Factors beyond the control of CareerEngine include but not limited to interruption or failure of telecommunication or digital transmission links and Internet slow-downs or failures. If in any month the Career Site uptime falls up to, but not in excess of 95% due to factors within CareerEngine's control, then the Monthly Maintenance fee will be reduce by 50%. If in any month the Career Site uptime falls below 95% due to factors within CareerEngine's control, then the Monthly Maintenance fee will be not be payable for that month.

If within the Initial Term or any renewal term the Career Site uptime performance falls below 95% due to factors within CareerEngine's control, then ((COMPANY_AKA)) will have an option to cancel this agreement within such year upon thirty (30) days notice and CareerEngine will host the Career Site at no cost for 60 days starting from date of cancellation.

12.  Limitation of Liability.

In no event shall CareerEngine's liability to ((COMPANY_AKA)) arising out of a breach of this agreement exceed the total amount of one monthly fee. In no event will either party be liable for any consequential, incidental, indirect, special or punitive damages whatsoever.

13.  Assignment

Neither this Agreement nor any rights or obligations hereunder shall be assigned, sublicensed or otherwise transferred, in whole or in part, by either party without the other party's prior written consent except as otherwise provided herein.

14.  Non-Solicitation of Employees

Neither party may solicit for employment the employees of the other party during the term of this Agreement and for a period of twelve (12) months after termination of this Agreement without the express prior written consent of the other party, which shall not be unreasonably withheld.

15.  General Provisions

     a. Should any provision of this Agreement be held to be void, invalid or illegal by arbitration or a court of competent jurisdiction, the validity and enforceability of the other provisions shall not be affected thereby.

     b. This Agreement embodies the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior understandings and agreements, either oral or written, relating thereto.

     c. This Agreement is binding on the parties hereto and their respective successors and permitted assigns.

     d.   Any amendment hereof must be in writing and signed by both parties.

     e. Failure of either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision nor of the right to enforce such provision.

     f. The headings and captions contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

16.  Indemnification

((COMPANY_AKA)) will defend, indemnify and save CareerEngine harmless from and against any and all claims, losses and liability relating to any infringement or threatened infringement of any patent, copyright or trademark, by use of the ((COMPANY_AKA)) trade name as permitted under this agreement or any loss or damage to property or any loss or damage arising from bodily injury, including death, when such loss or damage is caused by the negligent acts or omissions or intentional wrongdoing of ((COMPANY_AKA)) its employees, subcontractors or agents and which arises out of the performance of this Agreement, provided that CareerEngine gives ((COMPANY_AKA)) prompt written notice of any such claim of loss or damage and allows CareerEngine to control, and fully cooperate with ((COMPANY_AKA)) in, the defense and all related settlement negotiations and provided further the failure to give prompt notice shall not relieve ((COMPANY_AKA)) of its liability hereunder accept to the extent that such failure results in damage, prejudice or injury to ((COMPANY_AKA))

CareerEngine will defend, indemnify and save ((COMPANY_AKA)) harmless from and against any and all claims, losses and liability relating to any infringement or threatened infringement of any patent, copyright or trademark, by use of the CareerEngine trade name as permitted under this agreement or any loss or damage to property or any loss or damage arising from bodily injury; including death, when such loss or damage is caused by the negligent acts or omissions or intentional wrongdoing of CareerEngine, its employees, subcontractors or agents and which arises out of the performance of this Agreement, provided that ((COMPANY_AKA)) gives CareerEngine prompt written notice of any such claim of loss or damage and allows ((COMPANY_AKA)) to control, and fully cooperate with CareerEngine in, the defense and all related settlement negotiations, and provided further the failure to give prompt notice shall not relieve CareerEngine of its liability hereunder accept to the extent that such failure results in damage, prejudice or injury to CareerEngine.

17.  Ownership of Intellectual Property

     a. CareerEngine acknowledges and agrees that ((COMPANY_AKA)) shall be the sole owner of all Intellectual Property embodied in the ((COMPANY_AKA)) Career Website, including, without limitation, any enhancements thereof, and including, but not limited to, any trademarks, service marks and logos, whether now existing or hereafter arising. CareerEngine further agrees that it does not have, nor in the future claim to have, any rights or interests of any nature whatsoever in such Intellectual Property of ((COMPANY_AKA))

     b. ((COMPANY_AKA)) acknowledges and agrees that CareerEngine shall be the sole owner of all Intellectual Property embodied in the CareerEngine service, including, without limitation, any enhancements thereof, and including, but not limited to any trademarks, service marks and logos, whether now existing or hereafter arising. ((COMPANY_AKA)) further agrees that it does not have, nor in the future claim to have, any rights or interests of any nature whatsoever in such Intellectual Property of CareerEngine.

     c. Any use by a party hereto of any mark or logo of any other party shall inure exclusively to the benefit of the party owning the mark or logo.

18.  Status of the Parties

The relationship between CareerEngine and ((COMPANY_AKA)) hereunder is solely that of independent contractors. No party shall be considered to be an employee or agent of the other (except for those purposes specifically enumerated in this Agreement); nor shall anything contained in this Agreement be construed to create any partnership or joint venture between or among the parties.

19.  Counterparts and Signatures

This agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one agreement. Facsimile signatures shall have the same force and effect as original signatures. This Agreement shall be of force and effect upon the execution and delivery to both parties of a fully executed counterpart of same.

In Witness Whereof, the parties have executed this Agreement in duplicate, each to have the full force and effect of the original for all purposes, all as of the Effective Date.

CareerEngine, Inc.                      ((Company))

By:__________________________           By:_______________________________

Name: _______________________           Name: ____________________________

Title: ______________________           Title: ___________________________

Date: _______________________           Date: ____________________________

Initial ___________                     Initial ___________

                                              ((COMPANY_AKA)) Initial _______
                                                 CareerEngine Initial _______


                                   Addendum A
                               Additional Features

Accept    Decline         Additional Feature
_____     _____      A.   Featured Employer - a complete  sponsorship  program that provides  recruitment  visibility to any company that purchases the space.  The feature  includes the sponsor's job listings,  a company profile and a link to the  sponsor's  home page.  All  information  related to the  Featured  Employer  must be  submitted to
                          CareerEngine prior to completion of the Career Site.  Each Featured Employer will be built for a fee.

_____     _____      B.   Site Advisor - a gateway  interface  between the user and a confirmed  professional  providing a forum for questions and answers based on the response of the professional

_____     _____      C.   Resume Search Agent - matches predisposed  candidate search criteria against resumes yet to be posted by a
                          Job Seeker.  When a match is made an email alert is sent to the employer

_____     _____      D.   Message Board - an open forum by which the users can  communicate  via bulletin  board postings with other users or the users can  respond  to a thread  started  by the  administrator.  Fully  administered  by the customer

_____     _____      E.   Hot Skills - a front-page  applet that  displays a title of a 'hot skill'  (i.e.  Java,  Project  Manager,
                          Oracle) and next to each skill a number  indicating the amount of job postings for that particular  skill.
                          When the user  clicks on the Hot Skill the user will  automatically  pull up the  requisite  number of job postings  indicated  on the front  page.  This is a shortcut  for job  seekers  and can be  customized  to reflect whatever Hot Skills the customer wants to focus upon

_____     ______     F.   Banner Rotation Server - For clients who do not utilize  third-party ad serving  technology,  CareerEngine has developed a Banner  Rotation  Server.  CareerEngine  will embed the  appropriate  code into the career site pages to which the banners can be served

_____     ______     G    Single User Login - synchronizing  user  registration and passwords over a secure link between two servers
                          (customer and CareerEngine) in two different companies so it is not a trivial task

_____     ______     H.   Customized  User  Reports - A report  that is custom  tailored to the client  specifications  to report on exactly what the client wants

_____     ______     I.   Testimonials  - an  interface on the client  website  that allows the  submission  of a  testimonial.  Not automatically displayed on site

_____     ______     J.   Press  Release  Updater - an  administrative  system by which the  client  can ads,  edit or delete  press releases real time

_____     ______     K.   Business Services - Marketing and Sales consulting

                                                ((COMPANY_AKA)) Initial _______
                                                   CareerEngine Initial _______


                                   Addendum B
                            Pricing and Payment Terms

Pricing

                                      Setup time fee          Monthly Hosting &
                                                               Maintenance Fee

Standard Features

       A.   Surveys
       B.   Job Search Agent
       C.   Resume Search Agent
       D.   Job Search Engine
       E.   Resume Search Engine
       F.   Tell a Friend
       G.   User Registration
       H.   Pre-Built User Reports
       I.   Quick Job Search
       J.   Featured Employer
       K.   SQL 7 Database
       L.   Verity Indexing Service
       M    Resume Posting Wizard
       N    Job Posting Product
       O    Customer Support
SUB-TOTAL

Additional Feature

       A.   Featured Employer - per featured employer
       B.   Site Advisor
       C.   Resume Search Agent
       D    Message Board
       E    Hot Skills
       F.   Banner Rotation Server
       G.   Single User Login
       H.   Customized User Reports
       I.   Testimonials
       J.   Press Release Updater
       K.   Business Services

TOTAL

Payment

                                            Date             Amount

       Due upon Signing (50%)
       Due upon Launch (50%)
       Due the first of every month

                                                ((COMPANY_AKA)) Initial _______
                                                   CareerEngine Initial _______

                                   Addendum C
                       Additional Obligations of Customer

                                                ((COMPANY_AKA)) Initial _______
                                                   CareerEngine Initial _______

                                   Addendum D
                         Project flowchart and Timeline